HCSB FINANCIAL CORPORATION

Exhibit 32

Section 1350 Certifications.

HCSB FINANCIAL CORPORATION

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President, Chief Executive Officer, and Principal Financial Officer of HCSB Financial Corporation (the “Company”), certifies that, to his on the date of this certification:

1.

The quarterly report of the Company for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                                                                              By:      /s/ James R. Clarkson
                                                                                                                           James R. Clarkson
                                                                                                                          Principal Financial Officer

                                                                                                             November 13, 2007